UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 5, 2013

Date of Report (Date of earliest event reported)

SILVER SPRING NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Broadway Street, Redwood City, CA		94063
(Address of principal executive offices)		(Zip Code)

(650) 839-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Silver Spring Networks, Inc. (the “Company”) previously filed a Current Report on Form 8-K with the Securities and Exchange Commission on September 5, 2013 (the “Original Filing”) announcing the appointment of James P. Burns as its Executive Vice President, Chief Financial Officer. As disclosed in the Original Filing, in connection with his employment, Mr. Burns will be granted an option to purchase 148,000 shares of the Company’s common stock (the “Option”). This Original Filing is amended to clarify that the Option will be granted on September 16, 2013, with an exercise price equal to the closing fair market value of the Company’s common stock on such date.

Other than the preceding disclosure, no other disclosure reported in the Original Filing is amended pursuant to this Amendment to the Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER SPRING NETWORKS, INC.

Date: September 6, 2013	By:	/s/ Richard S. Arnold, Jr.
Name: Richard S. Arnold, Jr.
Title: General Counsel and Secretary